UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported)

October 30, 2015

Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	03-0287342
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

275 Kennedy Drive South Burlington, Vermont	05403
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously announced, Merchants Bancshares, Inc. (“Merchants”) entered into an Agreement and Plan of Merger, dated as of April 27, 2015, with NUVO Bank & Trust Company (”NUVO”) and a related Bank Merger Agreement, dated as of July 2, 2015, between NUVO and Merchants’ wholly-owned subsidiary, Merchants Bank (together, the “Merger Agreement”), pursuant to which NUVO will be merged with and into Merchants Bank. The merger was approved by NUVO’s shareholders at a special meeting held on September 30, 2015.

Election forms were mailed to the registered shareholders of NUVO on September 30, 2015, pursuant to which they may elect to receive as merger consideration 0.2416 shares of Merchants common stock, $7.15 in cash, or a combination of cash and stock, for each share of NUVO common stock outstanding, subject, however, to the allocation and proration provisions in the Merger Agreement. The parties have established a deadline of 5:00 p.m. on Friday, November 13, 2015 (the “Election Deadline”) for return of the completed election forms and all required documents, including NUVO stock certificates, to the Exchange Agent, American Stock Transfer & Trust Company, LLC. Any shareholder of NUVO who has not received the election materials may contact the Exchange Agent at (877) 248-6417 (toll free) or (718) 921-8317.

On October 30, 2015, NUVO and Merchants began distributing a joint letter to NUVO shareholders reminding them to complete, sign and return their Election Form and Letter of Transmittal to the Exchange Agent, Transfer & Trust Company, LLC (the “Exchange Agent”) before the Election Deadline. A copy of the letter is included in this report as Exhibit 99.1.

Subject to receipt of all required regulatory approvals and satisfaction of all other conditions specified in the Merger Agreement, the parties expect the merger to be completed on or about December 4, 2015.

Information About the Pending Merger Transaction

Neither this document or its exhibit, nor any statements contained herein or therein constitutes an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Merchants has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (“SEC”) to register the securities it will issue in the merger. Investors and security holders are urged to read the registration statement and the proxy statement/prospectus contained therein, as well as other documents filed by Merchants with the SEC, because they contain important information about the merger and the parties to the transaction. You may obtain a free copy of the proxy statement/prospectus and other related documents filed by Merchants with the SEC at the SEC’s website at www.sec.gov. You may also obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Merchants on its website, at www.mbvt.com.

In addition, copies of the proxy statement/prospectus can be obtained without charge by directing a request to Merchants Bancshares, Inc., 275 Kennedy Drive, South Burlington, VT 05402, Attention: Investor Relations, (802) 865-1807.

Cautionary Note Regarding Forward-Looking Statements

This document contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this Cautionary Note is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to the merger to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure to obtain all required regulatory approvals for the merger; (3) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (4) costs or difficulties related to the integration of the business following the merger; (5) changes in general, national or regional economic conditions; (6) the risk that the anticipated benefits and cost savings from the transaction may not be fully realized or may take longer than expected to realize; (7) changes in loan default and charge-off rates; (8) changes in interest rates or credit availability; (9) possible changes in regulation resulting from or relating to the pending financial reform legislation; (10) changes in levels of income and expense in non-interest income and expense related activities; and (11) competition and its effect on pricing, spending, third-party relationships and revenues. The foregoing list should not be construed as exhaustive, and Merchants undertakes no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please refer to the filings by Merchants with the SEC, including its periodic and current reports, and to the proxy statement/prospectus included in Merchants’ Registration Statement on Form S-4, which are available on the SEC’s website, at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this Report:

Exhibit 99.1 –	Joint letter of NUVO Bank & Trust Company and Merchants Bancshares, Inc. to NUVO shareholders, dated October 30, 2015, regarding submission of Election Form and Letter of Transmittal

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MERCHANTS BANCSHARES, INC.

	By:	/s/ Thomas J. Meshako
	Name:	Thomas J. Meshako
	Title:	Chief Financial Officer & Treasurer
Date: November 2, 2015		Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Joint letter of NUVO Bank & Trust Company and Merchants Bancshares, Inc. to NUVO shareholders, dated October 30, 2015, regarding submission of Election Form and Letter of Transmittal